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                                                                     EXHIBIT 8.1

                         [LATHAM & WATKINS LETTERHEAD]




                                 March 22, 2001







     Discover Bank
     12 Read's Way
     New Castle, Delaware 19720

          Re: Discover Card Master Trust I Registration Statement on Form S-3

     Ladies and Gentlemen:

          In connection with the filing of the registration statement on Form S-3 with the Securities and Exchange Commission on March 22, 2001 (the "Registration Statement") by Discover Bank (formerly Greenwood Trust Company) relating to the Discover Card Master Trust I (the "Trust"), you have requested our opinion regarding the description of the material federal income tax consequences related to the issuance of investor certificates of a series (the "Offering)" as described in the prospectus (the "Prospectus") included in the Registration Statement. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Prospectus.

          Our opinion is based on our examination of the Prospectus, the Prospectus Supplement, the Pooling and Servicing Agreement dated as of October 1, 1993, as amended, among Discover Bank as Master Servicer, Servicer and Seller and U.S. Bank National Association (formerly First Bank National Association, successor trustee to Bank of America Illinois, formerly Continental Bank, National Association) as Trustee, and such other documents, instruments and information as we considered necessary. Our opinion also is based on (i) the assumption that neither the Trustee nor any affiliate thereof will become the Master Servicer, the Servicer or the delegee of either the Master Servicer or the Servicer; (ii) the assumption that all agreements relating to the issuance of the investor certificates and the creation of the Trust will


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LATHAM & WATKINS

     Discover Bank
     March 22, 2001
     Page 2


     remain in full force and effect; and (iii) currently applicable provisions of the federal income tax laws, including the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practice.

          We also note that the documents reviewed do not relate to a specific transaction. Accordingly, the above-referenced description of material federal income tax consequences of the Offering may, under certain circumstances, require modification in the context of a specific transaction.

          Based on the foregoing, as of the date hereof, we adopt and confirm the opinion under the caption "Federal Income Tax Consequences" as our opinion of the material federal income tax consequences of the Offering.

                                         Very truly yours,


                                         /s/ LATHAM & WATKINS